EXHIBIT 99.77O

                               WILLIAM BLAIR FUNDS
                              Small Cap Growth Fund

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

Issuer: Journal Communications

Date offering commenced: September 23, 2003

Aggregate number and value of securities offered through underwriting or selling syndicate:

17,250,000 shares for $258,750.00

Offering price at close of first day on which any sales were made: 16.25

Underwriting syndicate's members: Morgan Stanley & Co., Credit Suisse First Boston, Goldman Sachs, Merrill Lynch, William Blair, Cmg Institutional Trading, A.G. Edwards & Sons, Loop Capital Markets, SunTrust Capital Markets, U.S. Bancorp Piper Jaffray.

Date of purchase: September 23, 2003

Number and value of securities purchased (specific as to each series if applicable): 83,600 for $1,254,000.00

Purchase price (net of fees and expenses): $13.95

Maturity date and interest rate (if applicable): n/a

Underwriter from whom purchased: Morgan Stanley

Commission, spread or profit: 7%


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Comparative information regarding commission, spread or profit for similar underwritings during the same period:

                                                    Underwriting
Issuer                                   Price        Discount      Gross Spread
------                                   -----        --------      ------------

FormFactor Inc                           14.000        0.9800           7.00
Texas Capital Bancshares Inc             11.000        0.7700           7.00
Integrated Alarm Services Group Inc       9.250        0.6475           7.00
iPass Inc                                14.000        0.9800           7.00
NETGEAR Inc                              14.000        0.9800           7.00
Digital Theater Systems Inc              17.000        1.1900           7.00
Gladstone Commercial Corp                15.000        1.0500           7.00
Providence Service Corp                  12.000        0.8400           7.00
Sigmatel Inc                             15.000        1.0500           7.00

Conditions                                                          Yes      No
----------                                                          ---      --

(1)   The securities are either (i) part of an issue
      registered under the Securities Act of 1933 that is
      being offered to the public or (ii) Eligible Municipal
      Securities, (iii) securities sold in an Eligible Foreign
      Offering or (iv) securities sold in an Eligible Rule
      144A Offering.                                                |X|      |_|

(2)   The purchase price paid did not exceed the price paid by
      each other purchaser of securities in that offering or
      in any concurrent offering of the securities at the
      close of the first day on which any sales are made
      (except, in the case of an Eligible Foreign Offering,
      for any rights to purchase that are required by law to
      be granted to existing security holders of the issuer),
      or, if a rights offering, the securities were purchased
      on or before the fourth day preceding the day on which
      the offering terminated.                                      |X|      |_|

(3)   In respect of securities other than Eligible Municipal
      Securities, the issuer of the securities has been in
      continuous operation for not less than three years,
      including the operations of any predecessors.                 |X|      |_|

(4)   The underwriting was a firm commitment underwriting.          |X|      |_|

(5)   The commission, spread or profit was reasonable and fair
      in relation to that being received by others for
      underwriting similar securities during the same period.       |X|      |_|


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(6)   The amount of such securities purchased by all of the
      investment companies managed by the Adviser did not
      exceed 25% of the principal amount of an offering other
      than an Eligible Rule 144A Offering, or, in an Eligible
      Rule 144A Offering, 25% of the total of (1) the
      principal amount of the offering sold by underwriters or
      members of the selling syndicate to QIBs, plus (2) the
      principal amount in any concurrent public offering.           |X|      |_|

(7)   The Adviser was not a direct or indirect participant in
      the sale.                                                     |X|      |_|


Approved: _____________________________   Date: __________________

Board of Trustees Review Date: _________________


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                                                                       EXHIBIT B

                               WILLIAM BLAIR FUNDS

                              Small Cap Growth Fund

                     Form of Quarterly Report on Rule 10f-3
                                    Purchases

During the 1st quarter of 2002, William Blair Funds Small Cap Growth Fund (the "Fund"), made the following Rule 10f-3 purchases:

-------------------------------------------------------------------------------------------------
     Issuer        Date of Purchase      Amount of Purchase    Purchase Price      Broker/Dealer
-------------------------------------------------------------------------------------------------
Journal
Communications     September 23,2003           83,600              $15.00          Morgan Stanley
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

The above purchase [purchases] was [were] made from an underwriting syndicate of which William Blair & Company, a broker-dealer, was a participating member. The Fund did not purchase the shares directly or indirectly from William Blair & Company. All shares were acquired from an outside firm and no credit was received by William Blair & Company. According to Rule 10f-3, all purchases of securities made pursuant to the rule must be reported to the appropriate and required parties. Accordingly, we are advising the trustees of the Fund of this [these] purchase [purchases] with this statement and the following disclosure:

1. The securities are either (i) part of an issue registered under the Securities Act of 1933 that is being offered to the public or (ii) Eligible Municipal Securities, (iii) securities sold in an Eligible Foreign Offering or (iv) securities sold in an Eligible Rule 144A Offering.

2. The purchase price paid did not exceed the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities at the close of the first day on which any sales are made (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

3. In respect of securities other than Eligible Municipal Securities, the issuer of the securities has been in continuous operation for not less than three years, including the operations of any predecessors.

4.    The underwriting was a firm commitment underwriting.

5. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

6. The amount of such securities purchased by all of the investment companies managed by the Adviser did not exceed 25% of the principal amount of an offering other than an Eligible Rule 144A Offering, or, in an Eligible Rule 144A Offering, 25% of the total of (1) the principal amount of the offering sold by underwriters or members of the selling syndicate to QIBs, plus (2) the principal amount in any concurrent public offering.